The Cortland Savings and Banking Company 401(k) Plan

EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-207954 and 333-52831) on Form S-8 of The Cortland Savings and Banking 401(k) Plan of our report dated June 26, 2019, relating to our audit of the financial statements and supplemental schedule of The Cortland Savings and Banking 401(k) Plan, which appears in this Annual Report on Form 11-K of The Cortland Savings and Banking 401(k) Plan for the year ended December 31, 2018.

/s/ S.R. SNODGRASS, P.C.

Cranberry Township, Pennsylvania
June 26, 2019